UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2017

Plains All American Pipeline, L.P.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 646-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed on Form 8-K filed on January 25, 2017 by Plains All American Pipeline, L.P. (“PAA”), Plains Pipeline, L.P., a Texas limited partnership and a wholly owned subsidiary of PAA (“PPLP”), entered into (1) that certain Securities Purchase Agreement, dated January 19, 2017 (the “Class A Agreement”) with COG Operating LLC (“Class A Seller”), a wholly owned subsidiary of Concho Resources Inc. (“Concho”), pursuant to which PPLP agreed to acquire all of the outstanding Class A Units of Alpha Holding Company, LLC (the “Company”); and (2) that certain Securities Purchase Agreement, dated January 19, 2017 (the “Class B Agreement” and, together with the Class A Agreement, the “Agreements”) with Frontier Midstream Solutions, LLC, pursuant to which PPLP agreed to acquire all of the outstanding Class B Units of the Company (collectively, the “Acquisition”). On February 14, 2017, PPLP assigned all of its right, title and interest in and to the Agreements to its wholly-owned subsidiary, Plains ACC Holdings LLC, a Delaware limited liability company (“Purchaser”). The Acquisition was consummated on February 14, 2017.

Including a $40 million deposit paid upon signing of the Agreements, the total consideration paid consisted of a cash payment of approximately $1.216 billion, which amount is subject to adjustment following closing based on working capital amounts as of January 1, 2017, and other routine adjustments as provided in more detail in the Class A Agreement.

As a result of the Acquisition, Purchaser is the indirect owner of the FERC regulated crude oil gathering system known as “Alpha Crude Connector” (the “System”) located in Eddy and Lea Counties, New Mexico and Culberson, Loving and Winkler Counties, Texas. The System is comprised of 515 miles of gathering and transmission lines and five market interconnects, including PAA’s Basin Pipeline system at Wink. Following closing of the Acquisition, PAA intends to make three additional interconnects to PAA’s existing Northern Delaware Basin system as well as additional enhancements intended to increase the system capacity to approximately 350,000 barrels per day, depending on the level of volume at each delivery point.  The System is supported by acreage dedications covering approximately 315,000 gross acres, the majority of which have 10-year terms, and include a significant acreage dedication from Concho, one of the largest Permian Basin producers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	PAA GP LLC, its general partner

	By:	PLAINS AAP, L.P., its sole member

	By:	PLAINS ALL AMERICAN GP LLC, its general partner

	By:	/s/ Richard McGee

	Name:	Richard McGee

	Title:	Executive Vice President

Date: February 14, 2017

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